FOR IMMEDIATE RELEASE

Contact:
Michael DeVeau
Chief Investor Relations and Communications Officer
212.708.7164
Michael.DeVeau@iff.com

IFF Reports Fourth Quarter and Full Year 2021 Results

Delivered strong sales and profit growth in 2021, with double-digit growth in the fourth quarter

NEW YORK, N.Y., (February 9, 2022) - International Flavors & Fragrances Inc. (NYSE: IFF) reported financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Income Before Taxes	EPS	Sales	Operating EBITDA	EPS	EPS ex Amortization
$3.0 B	$114 M	$0.35	$3.0 B	$529 M	$0.55	$1.10

Full Year 2021 Consolidated Summary:

Reported (GAAP)			Adjusted (Non-GAAP)[1]
Sales	Income Before Taxes	EPS	Sales	Operating EBITDA	EPS	EPS ex Amortization
$11.7 B	$354 M	$1.10	$11.7 B	$2.4 B	$3.28	$5.63

Management Commentary
“We are pleased to have achieved another strong year for IFF, with continued growth in sales and profitability as we advanced our transformation strategy,” said IFF Chairman and CEO Andreas Fibig. “We finished the year ahead of our sales target, with double-digit growth in the fourth quarter driven by all business segments. I am also pleased that we achieved our synergy target and began optimizing our portfolio to create a more efficient organization and enhance value for our shareholders. I am confident that as IFF enters its next chapter, the Company will continue to deliver long-term profitable growth and provide significant benefits for all its stakeholders.”

IFF Executive Vice President and CFO, Glenn Richter, commented, “Looking ahead, our teams are focused on pricing execution and cost discipline to improve our operational performance as well as furthering our integration and portfolio optimization efforts. These priorities are critical as we expect inflationary pressures across the supply chain to continue in 2022. We are taking significant pricing actions to fully offset our dollar cost exposure, which we expect will result in strong sales and profit growth at a more modest margin. Longer-term, we remain confident in our ability to recover margin to pre-inflation levels as we are focused on improving returns to generate strong value creation for our shareholders.”

1 Schedules at the end of this release contain reconciliations of reported GAAP to non GAAP metrics. See use of non GAAP financial measures for explanations of our non GAAP metrics.

Fourth Quarter 2021 Consolidated Financial Results
•Reported net sales for the fourth quarter were $3.03 billion, an increase of 139% compared to the prior year period, driven primarily by the incremental sales related to the merger with Nutrition & Biosciences ("N&B"). On a combined basis2, sales increased 9% or 10% on a currency neutral basis, driven by broad-based improvements across all businesses, led by a double-digit increase in Health & Biosciences, and high-single digit growth in Nourish, Pharma Solutions & Scent.
•Income before taxes on a reported basis for the fourth quarter was $114 million. Adjusted operating EBITDA for the fourth quarter was $529 million, an increase of $292 million, or 123%, from $237 million in 2020 principally driven by the incremental profit related to the merger with N&B. On a combined basis2, adjusted operating EBITDA decreased 2%, as strong sales growth and continued cost discipline were more than offset by inflationary pressures.
•Reported earnings per share (EPS) for the fourth quarter was $0.35. Adjusted EPS excluding amortization was $1.10 per diluted share.

Fourth Quarter 2021 Segment Summary3: Growth vs. Prior Year

	Reported (GAAP)	Adjusted (Non-GAAP)	Combined Currency Neutral (Non-GAAP)[2]	Combined Adjusted (Non-GAAP)[2]
	Sales	Operating EBITDA	Sales	Operating EBITDA
Nourish	128%	89%	9%	(2)%
Health & Biosciences	NMF	NMF	13%	4%
Scent	6%	(5)%	7%	(5)%
Pharma Solutions	NMF	NMF	9%	(11)%

Nourish Segment
•On a reported basis, sales were $1.63 billion. On a combined basis2, currency neutral sales improved 9% led by double-digit growth in Food Designs and Ingredients and mid-single digit improvements in Flavors.
•Nourish adjusted operating EBITDA was $251 million. On a combined basis2, adjusted operating EBITDA declined 2% and adjusted operating EBITDA margin contracted by 190bps to 15.4% as volume growth, price increases, productivity and cost management were offset by inflationary pressures.

Health & Biosciences Segment
•On a reported basis, sales were $646 million. On a combined basis2, currency neutral sales improved 13% with strong growth across all segments led by robust double-digit performances in Health, Microbial Control, Animal Nutrition and Grain Processing.
•Health & Biosciences adjusted operating EBITDA was $156 million. On a combined basis2, adjusted operating EBITDA grew 4% led by strong volume growth and productivity. Adjusted operating EBITDA margin contracted by 210bps to 24.1% primarily due to inflation and higher logistics costs to balance demand and capacity.

Scent Segment
•On a reported basis, sales were $555 million. On a combined basis2, currency neutral sales improved 7% led by strong double-digit growth in Fine Fragrances and Fragrance Ingredients.
•Scent adjusted operating EBITDA was $88 million. On a combined basis2, adjusted operating EBITDA declined 5% and adjusted operating EBITDA margin contracted by 190bps to 15.9% as volume growth and favorable mix were more than offset primarily by higher raw material costs.

2 Combined historical results for the fourth quarter is defined as 3 months (October, November and
December) of legacy IFF and N&B results, in both the 2020 and 2021 periods.
3 Starting in the first quarter 2021, IFF reports financial results in four segments, Nourish, Health &
Biosciences, Scent and Pharma Solutions. "NMF" stands for Not Meaningful as the related segments were only created following the closing of the N&B merger.

Pharma Solutions Segment
•On a reported basis, sales were $204 million. On a combined basis2, currency neutral sales improved 9% with broad-based growth.
•Pharma Solutions adjusted operating EBITDA was $34 million. On a combined basis2, adjusted operating EBITDA declined 11% and adjusted operating EBITDA margin contracted by 350bps to 16.7% primarily due to higher raw material and energy costs.

Full Year 2021 Consolidated Financial Results
•Reported net sales for the full year were $11.66 billion, an increase of 129% compared to the prior year period, driven primarily by the incremental sales related to the merger with Nutrition & Biosciences ("N&B"). On a combined basis4, sales increased 10% or 8% on a currency neutral basis, with growth achieved across all divisions, led by high-single digit increases in Nourish and Scent.
•Income before taxes on a reported basis for the full year was $354 million. Adjusted operating EBITDA for the full year was $2.43 billion, an increase of $1.37 billion, or 130%, from $1.06 billion in 2020 principally driven by the incremental profit related to the merger with N&B. On a combined basis2, adjusted operating EBITDA increased 3%, as strong sales growth and continued cost discipline more than offset inflationary pressures.
•Reported earnings per share (EPS) for the full year was $1.10. Adjusted EPS excluding amortization was $5.63 per diluted share.
•Cash flow from operations for the full year was strong, increasing $723 million versus year-ago period, to $1.437 billion, and free cash flow defined as cash flow from operations less capital expenditures totaled $1.044 billion. Net debt to credit adjusted EBITDA at the end of the fourth quarter was 4.1x.

Full Year 2021 Segment Summary3: Growth vs. Prior Year

	Reported (GAAP)	Adjusted (Non-GAAP)	Combined Currency Neutral (Non-GAAP)[4]	Combined Adjusted (Non-GAAP)[4]
	Sales	Operating EBITDA	Sales	Operating EBITDA
Nourish	117%	96%	9%	8%
Health & Biosciences	NMF	NMF	6%	(1)%
Scent	9%	11%	8%	11%
Pharma Solutions	NMF	NMF	2%	(19)%

Nourish Segment
•On a reported basis, sales were $6.26 billion. On a combined basis4, currency neutral sales improved 9% led by double-digit growth in Ingredients and strong high-single digit improvements in Flavors and Food Design.
•Nourish adjusted operating EBITDA was $1.17 billion. On a combined basis4, adjusted operating EBITDA grew 8% led by strong volume growth, price increases and cost management. Adjusted operating EBITDA margin contracted 70bps to 18.7% primarily due to higher raw material costs.

Health & Biosciences Segment
•On a reported basis, sales were $2.33 billion. On a combined basis4, currency neutral sales improved 6% with growth in nearly all segments led by double-digit increases in Home & Personal Care and Grain Processing as well as a high-single digit increase in Cultures & Food Enzymes.
•Health & Biosciences adjusted operating EBITDA was $625 million. On a combined basis4, adjusted operating EBITDA declined 1% and adjusted operating EBITDA margin contracted by 250bps to 26.8% as volume growth and productivity were offset by inflationary pressures and higher logistics costs to balance demand & capacity.

4 Combined results for the full year is defined as a full 12 months of legacy IFF results, and 11 months
(excludes January) of N&B results, in the 2021 period, in light of the merger completion on February
1, 2021.

Scent Segment
•On a reported basis, sales were $2.25 billion. On a combined basis4, currency neutral sales improved 8% driven by strong double-digit growth in Fine Fragrances and Cosmetic Actives, high-single digit growth in Fragrance Ingredients and modest growth in Consumer Fragrances.
•Scent adjusted operating EBITDA was $463 million. On a combined basis4, adjusted operating EBITDA grew 11% and adjusted operating EBITDA margin expanded by 30bps to 20.5% led by strong volume growth, favorable mix and productivity.

Pharma Solutions Segment
•On a reported basis, sales were $809 million. On a combined basis4, currency neutral sales improved 2% led by a strong double-digit performance in Industrials.
•Pharma Solutions adjusted operating EBITDA was $165 million. On a combined basis4, adjusted operating EBITDA declined 19% and adjusted operating EBITDA margin contracted by 570bps to 20.4% due to supply constraints and inflation.

2022 Financial Guidance
The Company expects full year 2022 sales to be approximately $12.3 billion to $12.7 billion, with an expected full year 2022 adjusted operating EBITDA of approximately $2.5 billion to $2.6 billion. The Company's full year guidance reflects the expected Microbial Control divestiture, which is anticipated to be complete at the end of May 2022.

Comparable currency neutral sales growth for 2022 is expected to be approximately 6% to 9%. On a comparable basis, full year 2021 sales were approximately $11.85 billion, including approximately $500 million related to N&B January 2021 sales, less approximately $300 million of sales related to the Fruit Preparation and pending Microbial Control divestitures.

Comparable currency neutral adjusted operating EBITDA growth for 2022 is expected to be approximately 4% to 8%. On a comparable basis, full year 2021 adjusted operating EBITDA was approximately $2.5 billion, including approximately $110 million related to N&B January 2021 adjusted operating EBITDA, less approximately $35 million of adjusted operating EBITDA related to the Fruit Preparation and pending Microbial Control divestitures.

The Company expects that foreign exchange will negatively impact sales growth in 2022 by approximately 2 percentage points and adjusted operating EBITDA growth by approximately 4 percentage points.

A copy of the Company’s Annual Report on Form 10-K will be available on its website at www.iff.com or at www.sec.gov by March 1, 2022.

Audio Webcast
A live webcast to discuss the Company’s fourth quarter and full year 2021 financial results will be held on February 10, 2022, at 9:00 a.m. ET. The webcast and accompanying slide presentation may be accessed on the Company's IR website at ir.iff.com. For those unable to listen to the live webcast, a recorded version will be made available on the Company's website approximately one hour after the event and will remain available on IFF’s website for one year.
Cautionary Statement Under The Private Securities Litigation Reform Act of 1995
Statements in this press release, which are not historical facts or information, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current assumptions, estimates and expectations including those concerning the impacts of COVID-19 and our plans to respond to its implications; the expected impact of global supply chain challenges; expectations regarding sales and profit for the fiscal year 2022, including the impact of foreign exchange, pricing actions, raw materials, and sourcing, logistics and manufacturing costs; expectations of the impact of inflationary pressures and the pricing actions to offset exposure to such impacts; the impact of higher input costs, including raw materials and energy; our ability to drive cost discipline measures and the ability to recover margin to pre-inflation levels; the divestiture of our microbial control business and the progress of our portfolio optimization strategy, through non-core business divestitures; our combination with N&B, including the expected cost benefits and synergies of the N&B Transaction, the success of our integration efforts and ability to deliver on our synergy commitments as well as future opportunities for the combined company; the success of our optimization of our portfolio; the growth potential of the markets in which we operate, including the emerging markets, expected capital expenditures, the expected costs and benefits of our ongoing optimization of our manufacturing operations, including the expected number of closings, expected cash flow and availability of capital resources to fund our operations and meet our debt service requirements; our ability to drive reductions in expenses; our strategic investments in capacity and increasing inventory to drive improved profitability; the impact of inflation and other macroeconomic factors; our ability to innovate and execute on specific consumer trends and demands; and our ability to continue to generate value for, and return cash to, our shareholders.

These forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “intend”, “outlook”, “may”, “estimate”, “should”, “predict” and similar terms or variations thereof. Such forward-looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance, and involve significant risks, uncertainties and other factors, including assumptions and projections, for all forward periods. Our actual results may differ materially from any future results expressed or implied by such forward-looking statements.

Such risks, uncertainties and other factors include, among others, the following: (1) inflationary trends in the price of our input costs, such as raw materials, transportation and energy; (2) supply chain disruptions, geopolitical developments or climate-change related events that may affect our suppliers or procurement of raw materials; (3) disruption in the development, manufacture, distribution or sale of our products from COVID-19 and other public health crises; (4) risks related to the integration of N&B and the Frutarom business, including whether we will realize the synergies and benefits anticipated from the acquisitions in the expected time frame (5) failure to successfully establish and manage acquisitions, collaborations, joint ventures or partnerships, or the failure to close strategic transactions or divestments; ( (6) our ability to successfully market to our expanded and diverse customer base;; (7) our substantial amount of indebtedness and its impact on our liquidity and ability to return capital to its shareholders; (8) our ability to effectively compete in our market and develop and introduce new products that meet customers’ needs; (9) our ability to retain key employees; (10) changes in demand from large multi-national customers due to increased competition and our ability to maintain “core list” status with customers; (11) our ability to successfully develop innovative and cost-effective products that allow customers to achieve their own profitability expectations; (12) disruption in the development, manufacture, distribution or sale of our products from natural disasters, public health crises, international conflicts, terrorist acts, labor strikes, political crisis, accidents and similar events; (13) the impact of a significant data breach or other disruption in our information technology systems, and our ability to comply with data protection laws in the U.S. and abroad; (14) unprecedented increases and volatility in sourcing and logistics costs; (15) our ability to comply with, and the costs associated with compliance with, regulatory requirements and industry standards, including regarding product safety, quality, efficacy and environmental impact; (16) our ability to meet increasing customer, consumer, shareholder and regulatory focus on sustainability; (17) defect, quality issues (including product recalls), inadequate disclosure or misuse with respect to the products and capabilities; (18) our ability to react in a timely and cost-effective manner to changes in consumer preferences and demands, including increased awareness of health and wellness; ( (19) our ability to benefit from our investments and expansion in emerging markets; (20 the impact of currency fluctuations or devaluations in the principal foreign markets in which we operate; (21) economic, regulatory and political risks associated with our international operations; (22) the impact of global economic uncertainty on demand for consumer products; (23) our ability to comply with, and the costs associated with compliance with, U.S. and foreign environmental protection laws; (24) our ability to successfully manage our working capital and inventory balances; (25) the impact of the failure to comply with U.S. or foreign anti-corruption and anti-bribery laws and regulations, including the U.S. Foreign Corrupt Practices Act; (26) our ability to protect our intellectual property rights; (27) the impact of the outcome of legal claims, regulatory investigations and litigation, including current and future developments involving tax matters in Brazil; (28) changes in market conditions or governmental regulations relating to our pension and postretirement obligations; (29) the impact of changes in federal, state, local and international tax legislation or policies, including the Tax Cuts and Jobs Act, with respect to transfer pricing and state aid, and adverse results of tax audits, assessments, or disputes; (30) the impact of the United Kingdom’s departure from the European Union; (31) the impact of the phase out of the London Interbank Offered Rate (LIBOR) on interest expense; and (32) risks associated with our CEO transition, including the impact on employee hiring and retention.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the Company (such as in our other filings with the SEC or in company press releases) for other factors that may cause actual results to differ materially from those projected by the Company. Please refer to Part I. Item 1A., Risk Factors, of the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2021 for additional information regarding factors that could affect our results of operations, financial condition and liquidity.

We intend our forward-looking statements to speak only as of the time of such statements and do not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this press release or included in our other periodic reports filed with the SEC could materially and adversely impact our operations and our future financial results. Any public statements or disclosures made by us following this press release that modify or impact any of the forward-looking statements contained in or accompanying this press release will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this press release.
Use of Non-GAAP Financial Measures
We provide in this press release non-GAAP financial measures, including: (i) combined currency neutral sales; (ii) adjusted operating EBITDA and combined adjusted operating EBITDA; (iii) adjusted EBITDA margin and combined adjusted operating EBITDA margin; (iv) adjusted EPS ex amortization; (v) free cash flow; and (vi) net debt to credit adjusted EBITDA.

Our non-GAAP financial measures are defined below.

Currency Neutral metrics eliminate the effects that result from translating non-U.S. currencies to U.S. dollars. We calculate currency neutral numbers by translating current year invoiced sale amounts at the exchange rates used for the corresponding prior year period. We use currency neutral results in our analysis of subsidiary or segment performance. We also use currency neutral numbers when analyzing our performance against our competitors.

Adjusted operating EBITDA and adjusted operating EBITDA margin exclude depreciation and amortization expense, interest expense, other income (expense), net, restructuring and other charges and certain non-recurring items such as Frutarom integration related costs, gain (losses) on sale of assets, shareholder activism related costs, business divestiture costs, employee separation costs, Frutarom acquisition related costs, compliance review & legal defense costs, N&B inventory step-up costs, N&B transaction related costs, N&B integration related costs and the impact of the merger with N&B.

Adjusted EPS ex Amortization excludes the impact of non-operational items including Frutarom integration related costs, restructuring and other charges, gain (losses) on sale of assets, , business divestiture costs, employee separation costs, pension settlement Frutarom acquisition related costs, compliance review and legal defense costs, , N&B transaction related costs, N&B integration related costs, redemption value adjustment to EPS, the impact of the merger with N&B and non-cash items including the amortization of acquisition related intangible assets.

Free Cash Flow is operating cash flow (i.e. cash flow from operations) less capital expenditures.

Net debt to credit adjusted EBITDA is the leverage ratio used in our credit agreement and defined as Net debt (which is long-term debt less cash and cash equivalents) divided by the trailing 12-month credit adjusted EBITDA. Credit adjusted EBITDA is defined as income (loss) before income taxes, depreciation and amortization expense, interest expense, specified items and non-cash items.

Combined historical results for the fourth quarter is defined as 3 months (October, November and December) of legacy IFF and N&B results, in both the 2020 period and the current 2021 period. Combined historical results for the full year is defined as 12 months of legacy IFF results, and 11 months (excluding January) of N&B results.

These non-GAAP measures are intended to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. In discussing our historical and expected future results and financial condition, we believe it is meaningful for investors to be made aware of and to be assisted in a better understanding of, on a period-to-period comparable basis, financial amounts both including and excluding these identified items, as well as the impact of exchange rate fluctuations. These non-

GAAP measures should not be considered in isolation or as substitutes for analysis of the Company’s results under GAAP and may not be comparable to other companies’ calculation of such metrics.

Effective in the first quarter of 2021, the Company elected to change the profit or loss measure of the Company's reportable segments from Segment Operating Profit to Segment Adjusted Operating EBITDA for internal reporting and performance measurement purposes. Segment Adjusted Operating EBITDA is defined as (Loss) Income Before Taxes before depreciation and amortization expense, interest expense, restructuring and other charges, net and certain non-recurring items. Prior period amounts have been recast to reflect these changes in segment profitability measures. Our determination of reportable segments was made on the basis of our strategic priorities within each segment and corresponds to the manner in which our chief operating decision maker reviews and evaluates operating performance to make decisions about resources to be allocated to the segment. In addition to our strategic priorities, segment reporting is also based on differences in the products and services we provide. As a result, we added two new reportable segments - Health & Biosciences and Pharma Solutions. Nourish is composed of IFF’s legacy Taste segment and N&B’s Food & Beverage segment. The Scent and Health & Biosciences segments include a component of the legacy Taste segment.

The Company cannot reconcile its expected Adjusted Operating EBITDA margin to Income (loss) Before Taxes under "Financial Guidance" without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company's control and/or cannot be reasonably predicted at this time. These items include but are not limited to Frutarom integration related costs, losses on sale of assets, shareholder activism related costs, business divestiture costs, employee separation costs, compliance review & legal defense costs, N&B inventory step-up costs, N&B transaction related costs and N&B integration related costs.

Welcome to IFF
At IFF (NYSE: IFF), an industry leader in food, beverage, scent, health and biosciences, science and creativity meet to create essential solutions for a better world – from global icons to unexpected innovations and experiences. With the beauty of art and the precision of science, we are an international collective of thinkers who partners with customers to bring scents, tastes, experiences, ingredients and solutions for products the world craves. Together, we will do more good for people and planet. Learn more at iff.com, Twitter, Facebook, Instagram, and LinkedIn.

International Flavors & Fragrances Inc.
Consolidated Income Statements
(Amounts in millions except per share data)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Net sales	$3,031	$1,270	139%	$11,656	$5,084	129%
Cost of goods sold	2,050	756	171%	7,921	2,998	164%
Gross profit	981	514	91%	3,735	2,086	79%
Research and development expenses	166	101	64%	629	357	76%
Selling and administrative expenses	450	254	77%	1,749	949	84%
Restructuring and other charges	7	9	(22)%	41	17	141%
Amortization of acquisition-related intangibles	185	48	285%	732	193	279%
(Gains) losses on sale of fixed assets	—	2	(100)%	(1)	4	(125)%
Operating profit	173	100	73%	585	566	3%
Interest expense	73	33	121%	289	132	119%
Other income, net	(14)	(12)	17%	(58)	(7)	NMF
Income before taxes	114	79	44%	354	441	(20)%
Provision for income taxes	22	13	69%	75	74	1%
Net income	92	66	39%	279	367	(24)%
Net income (loss) attributable to non-controlling interest	2	(1)	(300)%	9	4	125%
Net income attributable to IFF stockholders	90	67	34%	270	363	(26)%

Net income per share - basic (1)	$0.35	$0.57		$1.11	$3.25
Net income per share - diluted (1)	$0.35	$0.57		$1.10	$3.21

Average number of shares outstanding - basic	255	112		243	112
Average number of shares outstanding - diluted	255	114		243	114
(1) Net income per share reflects adjustments related to the redemption value of certain redeemable noncontrolling interests.
NMF Not meaningful

International Flavors & Fragrances Inc.
Condensed Consolidated Balance Sheets
(Amounts in millions)
(Unaudited)

	December 31,
	2021	2020
Cash, cash equivalents and restricted cash	$715	$657
Receivables, net	1,906	929
Inventories	2,516	1,132
Other current assets	1,850	342
Total current assets	6,987	3,060

Property, plant and equipment, net	4,368	1,458
Goodwill and other intangibles, net	26,940	8,320
Other assets	1,383	717
Total assets	$39,678	$13,555

Short-term borrowings	$632	$634
Other current liabilities	3,001	1,270
Total current liabilities	3,633	1,904

Long-term debt	10,768	3,779
Non-current liabilities	4,054	1,452

Redeemable noncontrolling interests	105	98

Shareholders' equity	21,118	6,322
Total liabilities and shareholders' equity	$39,678	$13,555

International Flavors & Fragrances Inc.
Consolidated Statements of Cash Flows
(Amounts in millions)
(Unaudited)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$279	$367
Adjustments to reconcile to net cash provided by operations:
Depreciation and amortization	1,156	325
Deferred income taxes	(236)	(68)
(Gains) losses on sale of assets	(1)	4
Stock-based compensation	54	36
Pension contributions	(30)	(24)
Amortization of inventory step-up	368	—
Changes in assets and liabilities, net of acquisitions:
Trade receivables	(169)	(61)
Inventories	(363)	18
Accounts payable	419	28
Accruals for incentive compensation	96	44
Other current payables and accrued expenses	4	57
Other assets/liabilities, net	(140)	(12)
Net cash provided by operating activities	1,437	714
Cash flows from investing activities:
Additions to property, plant and equipment	(393)	(192)
Additions to intangible assets	(4)	—
Proceeds from disposal of assets	18	17
Maturity of net investment hedges	—	(14)
Proceeds from life insurance contracts	—	2
Cash provided by the Merger with N&B	246	—
Proceeds received from sale of business	115	—
Contingent consideration paid	—	—
Net cash used in investing activities	(18)	(187)
Cash flows from financing activities:
Cash dividends paid to shareholders	(667)	(323)
Dividends paid to redeemable noncontrolling interest	(2)	—
Decrease in revolving credit facility and short term borrowing	(105)	—
Proceeds from issuance of commercial paper	324	—
Deferred financing costs	(3)	(3)
Repayments of long-term debt	(828)	(347)
Purchases of redeemable noncontrolling interest	—	(22)
Proceeds from issuance of long-term debt	3	200
Contingent consideration paid	(14)	(9)
Proceeds from issuance of stock in connection with stock options	9	—
Employee withholding taxes paid	(21)	(8)
Net cash used in financing activities	(1,304)	(512)
Effect of exchange rates changes on cash, cash equivalents and restricted cash	(59)	21
Net change in cash, cash equivalents and restricted cash	56	36
Cash, cash equivalents and restricted cash at beginning of year	660	624
Cash, cash equivalents and restricted cash at end of period	$716	$660
The following table reconciles cash, cash equivalents and restricted cash between the Company's statement of cash flows for the periods ended December 31, 2021 and December 31, 2020 to the amounts reported in the Company's balance sheet:

AMOUNTS IN MILLIONS	December 31, 2021	December 31, 2020	December 31, 2019
Current assets
Cash and cash equivalents	$711	$650	$607
Restricted cash	4	7	17
Noncurrent assets
Restricted cash included in Other assets	1	3	—
Cash, cash equivalents and restricted cash	$716	$660	$624

International Flavors & Fragrances Inc.
Business Unit Performance
(Amounts in millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net Sales
Nourish	$1,626	$712	$6,264	$2,886
Health & Biosciences	646	35	2,329	134
Scent	555	523	2,254	2,064
Pharma Solutions	204	—	809	—
Consolidated	$3,031	$1,270	$11,656	$5,084

Segment Adjusted Operating EBITDA
Nourish	$251	$133	$1,172	$599
Health & Biosciences	156	11	625	40
Scent	88	93	463	416
Pharma Solutions	34	—	165	—
Total	529	237	2,425	1,055
Depreciation & Amortization	(295)	(81)	(1,156)	(325)
Interest Expense	(73)	(33)	(289)	(132)
Other income, net	14	12	58	7
Frutarom Integration Related Costs	(1)	(1)	(4)	(10)
Restructuring and Other Charges	(7)	(9)	(41)	(17)
Gains (Losses) on Sale of Assets	—	(2)	1	(4)
Shareholder Activism Related Costs	—	—	(7)	—
Business Divestiture Costs	(21)	—	(42)	—
Employee Separation Costs	(1)	(3)	(29)	(3)
Frutarom Acquisition Related Costs	(2)	—	(2)	(1)
Compliance Review & Legal Defense Costs	—	(1)	—	(3)
N&B Inventory Step-Up Costs	(5)	—	(368)	—
N&B Transaction Related Costs	—	(5)	(91)	(29)
N&B Integration Related Costs	(24)	(35)	(101)	(97)
Income before taxes	$114	$79	$354	$441

Segment Adjusted Operating EBITDA Margin
Nourish	15.4%	18.7%	18.7%	20.8%
Health & Biosciences	24.1%	31.4%	26.8%	29.9%
Scent	15.9%	17.8%	20.5%	20.2%
Pharma Solutions	16.7%	—%	20.4%	—%
Consolidated	17.5%	18.7%	20.8%	20.8%

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Fourth Quarter
(DOLLARS IN MILLIONS)	2021	2020
Reported (GAAP)	$981	$514
N&B Inventory Step-Up Costs	5	—
N&B Integration Related Costs (h)	1	—
Adjusted (Non-GAAP)	$987	$514

Reconciliation of Selling and Administrative Expenses
	Fourth Quarter
(DOLLARS IN MILLIONS)	2021	2020
Reported (GAAP)	$450	$254
Business Divestiture Costs (b)	(21)	—
Employee Separation Costs (c)	(1)	(3)
Frutarom Acquisition Related Costs (e)	(2)	—
Compliance Review & Legal Defense Costs (f)	—	(1)
N&B Transaction Related Costs (g)	—	(5)
N&B Integration Related Costs (h)	(23)	(35)
Adjusted (Non-GAAP)	$403	$210

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in millions)
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income and EPS
	Fourth Quarter
	2021				2020
(DOLLARS IN MILLIONS)	Income before taxes	Taxes on income (j)	Net Income Attributable to IFF (k)	Diluted EPS	Income before taxes	Taxes on income (j)	Net Income Attributable to IFF (k)	Diluted EPS (l)
Reported (GAAP)	$114	$22	$90	$0.35	$79	$13	$67	$0.57
Frutarom Integration Related Costs (a)	1	—	1	—	1	—	1	0.01
Restructuring and other Charges	7	2	5	0.02	9	2	7	0.06
(Gains) Losses on Sale of Assets	—	—	—	—	2	—	2	0.02
Business Divestiture Costs (b)	21	5	16	0.06	—	—	—	—
Gains on Business Disposal	(13)	(14)	1	0.01	—	—	—	—
Employee Separation Costs (c)	1	—	1	—	3	—	3	0.02
Pension Settlement (d)	2	—	2	0.01	4	1	3	0.03
Frutarom Acquisition Related Costs (e)	2	—	2	0.01	—	1	(1)	(0.01)
Compliance Review & Legal Defense Costs (f)	—	—	—	—	1	—	1	0.01
N&B Inventory Step-Up Costs	5	—	5	0.02	—	—	—	—
N&B Transaction Related Costs (g)	—	—	—	—	5	1	4	0.03
N&B Integration Related Costs (h)	24	6	18	0.07	35	9	26	0.23
Redemption value adjustment to EPS (i)	—	—	—	—	—	—	—	0.03
Adjusted (Non-GAAP)	$164	$21	$141	$0.55	$139	$27	$113	$0.99

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Fourth Quarter
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2021	2020
Numerator
Adjusted (Non-GAAP) Net Income	$141	$113
Amortization of Acquisition related Intangible Assets	185	48
Tax impact on Amortization of Acquisition related Intangible Assets (j)	45	11
Amortization of Acquisition related Intangible Assets, net of tax (m)	140	37
Adjusted (Non-GAAP) Net Income ex. Amortization	$281	$150

Denominator
Weighted average shares assuming dilution (diluted)	255	114
Adjusted (Non-GAAP) EPS ex. Amortization	$1.10	$1.32

(a)	Represents costs related to the integration of the Frutarom acquisition. For 2021, costs primarily related to performance stock awards. For 2020, costs primarily related to advisory services, retention bonuses and performance stock awards.
(b)	Represents costs related to the Company's sales and planned sales of businesses, primarily legal and professional fees.
(c)	Represents costs related to severance, including accelerated stock compensation expense, for certain employees and executives who have been separated or will separate from the Company.
(d)	Represents pension settlement charges incurred in one of the Company's UK pension plans.
(e)	Represents transaction-related costs and expenses related to the acquisition of Frutarom. For 2021, amount primarily includes earn-out payments, net of adjustments. For 2020, amount primarily includes earn-out payments, net of adjustments, amortization for inventory "step-up" costs and transaction costs primarily related to the 2019 Acquisition Activity.
(f)	Costs related to reviewing the nature of inappropriate payments and review of compliance in certain other countries. In addition, includes legal costs for related shareholder lawsuits.

(g)	Represents transaction costs and expenses related to the transaction with N&B, primarily legal and professional fees.
(h)	Represents costs primarily related to advisory services for the integration of the transaction with N&B, primarily consulting fees.
(i)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable noncontrolling interests over their existing carrying value.
(j)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(k)	For 2021, net income is reduced by income attributable to noncontrolling interest of $2 million. For 2020, net income is increased by income attributable to noncontrolling interest of $1 million.
(l)	The sum of these items does not foot due to rounding.
(m)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Gross Profit
	Year Ended December 31,
(DOLLARS IN MILLIONS)	2021	2020
Reported (GAAP)	$3,735	$2,086
Employee Separation Costs (d)	1	—
Frutarom Acquisition Related Costs (g)	—	1
N&B Inventory Step-Up Costs	368	—
N&B Integration Related Costs (j)	4	—
Adjusted (Non-GAAP)	$4,108	$2,087

Reconciliation of Selling and Administrative Expenses
	Year Ended December 31,
(DOLLARS IN MILLIONS)	2021	2020
Reported (GAAP)	$1,749	$949
Frutarom Integration Related Costs (a)	(2)	(8)
Restructuring and other Charges	(1)	—
Shareholder Activism Related Costs (b)	(7)	—
Business Divestiture Costs (c)	(42)	—
Employee Separation Costs (d)	(27)	(3)
Frutarom Acquisition Related Costs (g)	(2)	(1)
Compliance Review & Legal Defense Costs (h)	—	(3)
N&B Transaction Related Costs (i)	(91)	(29)
N&B Integration Related Costs (j)	(97)	(97)
Adjusted (Non-GAAP)	$1,480	$808

International Flavors & Fragrances Inc.
GAAP to Non-GAAP Reconciliation
(Amounts in millions)
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Net Income and EPS
	Year Ended December 31,
	2021				2020
(DOLLARS IN MILLIONS)	Income before taxes	Taxes on income (l)	Net Income Attributable to IFF (m)	Diluted EPS	Income before taxes	Taxes on income (l)	Net Income Attributable to IFF (m)	Diluted EPS (n)
Reported (GAAP)	$354	$75	$270	$1.10	$441	$74	$363	$3.21
Frutarom Integration Related Costs (a)	4	—	4	0.01	10	2	8	0.07
Restructuring and other Charges	41	9	32	0.13	17	4	13	0.12
(Gains) Losses on Sale of Assets	(1)	—	(1)	—	4	1	3	0.03
Shareholder Activism Related Costs (b)	7	2	5	0.02	—	—	—	—
Business Divestiture Costs (c)	42	10	32	0.12	—	—	—	—
Gains on Business Disposal	(13)	(14)	1	0.01	—	—	—	—
Employee Separation Costs (d)	29	2	27	0.11	3	—	3	0.02
Pension Income Adjustment (e)	(17)	(4)	(13)	(0.05)	—	—	—	—
Pension Settlement (f)	2	—	2	0.01	4	1	3	0.03
Frutarom Acquisition Related Costs (g)	2	—	2	0.01	1	—	1	0.01
Compliance Review & Legal Defense Costs (h)	—	—	—	—	3	—	3	0.02
N&B Inventory Step-Up Costs	368	79	289	1.19	—	—	—	—
N&B Transaction Related Costs (i)	91	19	72	0.29	29	2	27	0.23
N&B Integration Related Costs (j)	101	24	77	0.32	97	23	74	0.65
Redemption value adjustment to EPS (k)	—	—	—	0.01	—	—	—	(0.02)
Adjusted (Non-GAAP)	$1,010	$202	$799	$3.28	$609	$107	$498	$4.38

Reconciliation of Adjusted (Non-GAAP) EPS ex. Amortization
	Year Ended December 31,
(DOLLARS AND SHARE AMOUNTS IN MILLIONS)	2021	2020
Numerator
Adjusted (Non-GAAP) Net Income	$799	$498
Amortization of Acquisition related Intangible Assets	732	193
Tax impact on Amortization of Acquisition related Intangible Assets (l)	158	42
Amortization of Acquisition related Intangible Assets, net of tax (o)	574	151
Adjusted (Non-GAAP) Net Income ex. Amortization	$1,373	$649

Denominator
Weighted average shares assuming dilution (diluted)	244	114
Adjusted (Non-GAAP) EPS ex. Amortization	$5.63	$5.70

(a)	Represents costs related to the integration of the Frutarom acquisition. For 2021, costs primarily related to performance stock awards. For 2020, costs primarily related to advisory services, retention bonuses and performance stock awards.
(b)	Represents shareholder activist related costs, primarily professional fees.
(c)	Represents costs related to the Company's sales and planned sales of businesses, primarily legal and professional fees.

(d)	Represents costs related to severance, including accelerated stock compensation expense, for certain employees and executives who have been separated or will separate from the Company.
(e)	Represents catch-up of net pension income from prior periods that had been excluded from their respective periods.
(f)	Represents pension settlement charges incurred in one of the Company's UK pension plans.
(g)	Represents transaction-related costs and expenses related to the acquisition of Frutarom. For 2021, amount primarily includes earn-out payments, net of adjustments. For 2020, amount primarily includes earn-out payments, net of adjustments, amortization for inventory "step-up" costs and transaction costs primarily related to the 2019 Acquisition Activity.
(h)	Costs related to reviewing the nature of inappropriate payments and review of compliance in certain other countries. In addition, includes legal costs for related shareholder lawsuits.
(i)	Represents transaction costs and expenses related to the transaction with N&B, primarily legal and professional fees.
(j)	Represents costs primarily related to advisory services for the integration of the transaction with N&B, primarily consulting fees.
(k)	Represents the adjustment to EPS related to the excess of the redemption value of certain redeemable noncontrolling interests over their existing carrying value.
(l)	The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(m)	For 2021 and 2020, net income is reduced by income attributable to noncontrolling interest of $9 million and $4 million, respectively.
(n)	The sum of these items does not foot due to rounding.
(o)	Represents all amortization of intangible assets acquired in connection with acquisitions, net of tax.

International Flavors & Fragrances Inc.
Debt Covenants
(Amounts in millions)
(Unaudited)
The following information and schedules provide reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedules are not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

Reconciliation of Credit Adjusted EBITDA to Net Income
(DOLLARS IN MILLIONS)	Year Ended December 31, 2021
Net income	$336
Interest expense	302
Income taxes	28
Depreciation and amortization	1,206
Specified items (1)(3)	682
Non-cash items (2)(3)	53
Credit Adjusted EBITDA	$2,607
 _______________________
(1)Specified items for the 12 months ended December 31, 2021 of $682 million, consist of Frutarom integration related costs, restructuring and other charges, shareholder activism related costs, business divestiture costs, gains on business disposal, employee separation costs, pension income adjustment, pension settlement, Frutarom acquisition related costs, N&B inventory step-up costs, N&B transaction related costs, N&B integration related costs and other N&B specified items.
(2)Non-cash items represent all other adjustments to reconcile net income to net cash provided by operations as presented on the Statement of Cash Flows, including gains on disposal of assets and stock-based compensation.
(3)Specified and non-cash items may not include all eligible add-back items from the Merger with N&B, for the purposes of the Credit Adjusted EBITDA calculation, due to availability of the information.

Net Debt to Total Debt
(DOLLARS IN MILLIONS)	December 31, 2021
Total debt (1)	$11,418
Adjustments:
Cash and cash equivalents	(711)
Net debt	$10,707
 _______________________
(1)Total debt used for the calculation of Net debt consists of short-term debt, long-term debt, short-term finance lease obligations and long-term finance lease obligations.

International Flavors & Fragrances Inc.
Combined Business Unit Performance
(Amounts in millions)
(Unaudited)
The following information and schedule provides reconciliation information between reported GAAP amounts and non-GAAP certain adjusted amounts. This information and schedule is not intended as, and should not be viewed as, a substitute for reported GAAP amounts or financial statements of the Company prepared and presented in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net Sales
Nourish	$1,626	$1,488	$6,264	$5,632
Health & Biosciences	646	572	2,329	2,166
Scent	555	523	2,254	2,064
Pharma Solutions	204	188	809	779
Consolidated	$3,031	$2,771	$11,656	$10,641
Segment Adjusted Operating EBITDA
Nourish	$251	$257	$1,172	$1,090
Health & Biosciences	156	150	625	634
Scent	88	93	463	416
Pharma Solutions	34	38	165	203
Total	529	538	2,425	2,343
Depreciation & Amortization	(295)	(81)	(1,156)	(325)
Interest Expense	(73)	(33)	(289)	(132)
Other income, net	14	12	58	7
Frutarom Integration Related Costs	(1)	(1)	(4)	(10)
Restructuring and Other Charges	(7)	(9)	(41)	(17)
Gains (Losses) on Sale of Assets	—	(2)	1	(4)
Shareholder Activism Related Costs	—	—	(7)	—
Business Divestiture Costs	(21)	—	(42)	—
Employee Separation Costs	(1)	(3)	(29)	(3)
Frutarom Acquisition Related Costs	(2)	—	(2)	(1)
Compliance Review & Legal Defense Costs	—	(1)	—	(3)
N&B Inventory Step-Up Costs	(5)	—	(368)	—
N&B Transaction Related Costs	—	(5)	(91)	(29)
N&B Integration Related Costs	(24)	(35)	(101)	(97)
Impact on Merger with N&B (1)	—	(301)	—	(1,288)
Income before taxes	$114	$79	$354	$441

Segment Adjusted Operating EBITDA Margin
Nourish	15.4%	17.3%	18.7%	19.4%
Health & Biosciences	24.1%	26.2%	26.8%	29.3%
Scent	15.9%	17.8%	20.5%	20.2%
Pharma Solutions	16.7%	20.2%	20.4%	26.1%
Consolidated	17.5%	19.4%	20.8%	22.0%
______________________
(1)Information related to the amounts included from merger with N&B was received directly from DuPont and management believes such information is reliable. DuPont has not provided the underlying adjustments for the amounts included, but based on management's review of financial statement and other scheduled information provided, we believe the amounts reflected are reasonable. For the three months and year ended December 31, 2020, amounts include N&B results for October through December and February through December, respectively, to reflect the same period N&B is included in IFF results in 2021.